Exhibit 99.1


              Nascent Signs Letter of Intent to Acquire
        Baja California's Premier Bakery Distribution Company

    Nascent's Acquisition of La Bodega Provides Nascent 2 New locations in Baja California, Mexico


    SAN DIEGO--(BUSINESS WIRE)--Aug. 9, 2007--Nascent Wine Company, Inc. (OTCBB: NCTW), dba Nascent Foodservice, the only nationwide distributor of imported products in Mexico, announced today it has signed a non-binding Letter of Intent (LOI) to acquire Bodegas Herlomex S.A. de C.V. (dba La Bodega), one of Baja California's premier bakery distribution companies..

    La Bodega is a staple in the Baja California foodservice community, serving the state of Baja for more than 40 years, and operating a cash and carry operation that it opened 15 years ago to complement its foodservice delivery distribution. La Bodega has 2 locations from where it services bakeries, restaurants, bars and hotels with over 2,000 products including Westco bakery products, Unified Grocers Presto, Uniliver, and Nery's Cheese products. La Bodega's gross revenue for 2006 was approximately $6 million.

    Sandro Piancone, CEO of Nascent, said: "We are excited about acquiring a landmark company such as La Bodega, allowing us to introduce our exclusive brands into their distribution network and leveraging their product line throughout our entire nationwide network." Mr. Piancone went on to say, "This acquisition will also provide Nascent with access to La Bodega's expertise and 42 years of experience in the bakery distribution business."

    Carlos Lopez, CEO of La Bodega, stated, "Our family has been in the foodservice and cash and carry industry for 3 generations, and we look forward to working with Sandro and his team to provide Nascent the benefit of the knowledge and experience we have gained in over 40 years of serving our customers."

    About Nascent Foodservice

    Nascent Wine Company Inc. dba Nascent Foodservice is the only nationwide distributor of imported products in Mexico, marketing and distributing over 2,000 national and proprietary brand food and non-food products. Nascent Foodservice also has the exclusive right to distribute Miller Beer in Baja California, Mexico. In addition, Nascent sells select products from Nestle, Haagen-Dazs, General Mills, Ferrarelle Water, Cora Italian Food Products, Bonafont Water, Avasoft Ice Cream, Mitsuki Asian products, Bonet European products, Kabbalah Energy Drink, and Jolly Rancher Soda. Nascent is focused on acquiring the most profitable and well-positioned distributors in Mexico with the best food and beverage portfolios in the country. Nascent is currently servicing over 240,000 sales points including supermarkets, convenience stores and foodservice accounts like Wal-Mart, Costco, Soriana, Comercial Mexicana, AM/PM, 7-ELEVEN, OXXO and many more. Nascent Foodservice trades on the OTC Bulletin Board as Nascent Wine Company, Inc., ticker symbol NCTW.OB.

    www.NascentFoodservice.com

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Reports on Form 10-K, Quarterly Reports on Forms 10-Q, Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


    CONTACT: Pilot Financial Communications Network
             Rick Gean, 480-247-2142 (Investor Relations) info@pilotfcn.com